Exhibit 15.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Pure Nickel Inc.

We hereby consent to the incorporation by reference in this Annual Report on Form 20-F of our report dated January 28, 2011, relating to the consolidated financial statements of Pure Nickel Inc. as at November 30, 2010 and 2009 and for the years then ended, and our report dated January 29, 2010 relating to the consolidated financial statements of Pure Nickel Inc. as at November 30, 2009 and 2008 and for the years then ended.

Toronto, Canada	LICENSED PUBLIC ACCOUNTANTS
February 16, 2011